                                                                    EXHIBIT 24.1
                               Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory") constitutes and appoints Matthew Burris ("Agent") his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his name, place and stead, in any all capacities, to sign this Report and any and all amendments thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each signatory further grants to the Agent full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agent, his other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Report has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                         TITLE                         DATE
                                  Chief Executive Officer
-----------------------------     and Chairman of the Board        December 22, 1998
Dr. Paul Stern
                                  Chief Operating Officer,
-----------------------------     President and Director           December 22, 1998
Paul Roman

-----------------------------
Carl J. Rickertsen                Director                         December 22, 1998

-----------------------------
Frederick Malek                   Director                         December 22, 1998

-----------------------------
William F. Dordelman              Director                         December 22, 1998

-----------------------------
Daniel J. Altobello               Director                         December 22, 1998

-----------------------------
William Nicholson                 Director                         December 22, 1998